Exhibit 10.43

AMENDMENT NO. 3

TO

SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

AMENDMENT NO. 3 to the SERIES B CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, dated May 28, 2010 (“Amendment”), among Echo Metrix, Inc., a Delaware corporation (the “Company”) and Rock Island Capital, LLC, and/or assigns, a Florida limited liability company (“Rock Island” or the “Buyer”).

BACKGROUND

Pursuant to that certain Series B Convertible Preferred Stock Purchase Agreement, dated July 29, 2009, and entered into by and among the Company and Rock Island, as amended by that certain Amendment No. 1 and Amendment No. 2 to the Series B Convertible Preferred Stock Purchase Agreement, dated September 4, 2009 and March 4, 2010, respectively, in addition to any and all other addenda thereto (collectively, the “Agreement”), the Company has agreed to sell to Rock Island or its designees, and Rock Island has agreed to purchase from the Company, an aggregate of 550,055 shares of the Company’s Series B Preferred Stock for an aggregate price of $5,000,000.  The parties now desire to enter into this Amendment to modify the terms of the Agreement as more specifically set forth herein.

All capitalized terms used but not defined herein shall have the meanings assigned them in the Agreement.

NOW, THEREFORE, in consideration of the mutual promises of the parties and the terms and conditions hereof, the parties hereby agree to amend the Agreement as follows. This Amendment has been executed with the mutual consent of both Company and Rock Island and the parties hereby acknowledge that Rock Island has not failed to perform or defaulted under the terms and conditions of the Agreement (as amended) in any manner whatsoever.

1.           Amendment to Definitions.

“Closing Date” shall mean the date which the aggregate of $5,000,000 has been paid to the Company by the Buyer.

2.           Amendment to Section 2.4. Section 2.4 (e) of the Agreement shall be deleted in its entirety and, in lieu thereof, the following new Section 2.4 (e) is inserted:

 (e) in tranche five, the sum of $2,000,000.00 shall be wire transferred by Buyer to the Company in the following structure:

i. Upon signing Amendment No. 3, $300,000 shall be wire transferred by the Buyer to the Company no later than one business day after such signing;

ii. $250,000 shall be wire transferred to the Company by the Buyer no later than 45 calendar days after payment in (i) above is made or was to be made;

iii. $250,000 shall be wire transferred by the Buyer to the Company each 30 calendar days subsequent to payment in (ii) above has been made or was to be made until the Aggregate of $2,000,000 has been received by the Company.

 Notwithstanding anything to the contrary herein, the Buyer may, at its sole option and without prior notice to the Company, prepay all remaining amounts of the Aggregate Purchase Price due hereunder.

2.           Amendment to Section 2.6.  Section 2.6 Board of Directors (c) is added to the agreement as follows:

(c) The Company shall use its best efforts to cause one additional individual designated by the Buyer, who is reasonably acceptable to the Company, to be appointed to the Company’s board of directors immediately after the effective date of this amendment.  After the sum of $3,800,000 has been received by the Company pursuant to this Amendment, the Buyer may designate one additional individual for election to the Company’s board of directors (provided such individual is reasonably satisfactory to the Company) and the Company will use its best efforts to cause such individual to be appointed to its board of directors.

3.           No Other Changes.  All other terms and conditions of the Agreement shall remain in full force and effect as provided in the Agreement.

4.           Execution in Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.           Applicable Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to the principles of conflicts of laws thereof.

6.           Headings.  The headings contained in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

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IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date set forth above.

ECHO METRIX, INC.

By:  /s/ Jeffrey Greene

Name: Jeffrey Greene
Title: Chief Executive Officer

By:  /s/ Erica Zalbert

Name: Erica Zalbert
Title: Chief Financial Officer

ROCK ISLAND CAPITAL, LLC

By:  /s/  Kevin S. Grossfeld

Name: Kevin S. Grossfeld
Title: Manager Member